MusclePharm Inks NFL Superstar Mike Vick to Endorsement Deal

Top Nutritional Supplement Company Signs NFL Pro to Three Year Deal

DENVER, July 20, 2011 /PRNewswire/ -- MusclePharm Corporation (OTCBB:MSLP.ob - News), an expanding U.S. nutritional supplement company ("MusclePharm" or the "Company"), is pleased to announce its signing of Philadelphia Eagles star quarterback and NFL superstar Mike Vick to a three-year, $1.55 million endorsement deal.  This is the first major endorsement deal for Vick since returning to the NFL in 2009.  The standout quarterback will now become a major face of the growing MusclePharm brand.

Pursuant to the terms of the endorsement deal, Vick will have a prominent and active role in MusclePharm, including an interactive social media role.  MusclePharm, which features an expanding line of sports nutrition supplements, has drawn rave reviews across a number of platforms, and is also currently used by top athletes in the NFL, MLB and the UFC.

"I have four dogs and have been a dog lover for a long time, but with that said we also live in a country that allows for second chances. We truly believe Mike Vick has paid his time for his past mistakes and this is why we are excited to have him on board with the MusclePharm team," says MusclePharm CEO Brad Pyatt. "For us to agree to this deal and have Mike come on board with MusclePharm, we had to be confident that he has rehabilitated himself and we are convinced that he has. This is a tremendous opportunity for both MusclePharm and Mike, and we believe the potential is limitless. We are thrilled to be partnering with such a dynamic superstar in the NFL and this has the chance to be a game-changer for our company and the industry."

A four-time Pro Bowler, Vick has long been one of the most recognizable names in the NFL and his dynamic talent and athletic ability will fit seamlessly with MusclePharm's vision.

In 2010, Vick was named both the Sporting News and Associated Press Comeback Player of the Year, putting together a career year for the Eagles.  He threw for a career-high 3,018 yards and 21 touchdowns, while rushing for nearly 700 yards as well, earning a Pro Bowl berth and leading the Eagles to the playoffs in the process.

The first two years of the endorsement deal with MusclePharm are guaranteed, with the supplement company holding an option for the third year.  The contract also includes a number of performance bonuses based on Vick reaching the Pro Bowl, the Eagles making the playoffs as well as a Super Bowl appearance.

About MusclePharm Corporation

Headquartered in Denver, Colorado, MusclePharm is a healthy life-style company that develops and manufactures a full line of National Science Foundation approved nutritional supplements that are 100% free of banned substances. Based on years of research, MusclePharm products are created through an advanced six-stage research protocol involving the expertise of top nutritional scientists and field tested by more than one hundred elite professional athletes from various professional sports leagues including the National Football League, Mixed Martial Arts, and Major League Baseball.  The Company's products address all categories of an active lifestyle, including muscle building, weight loss and maintaining general fitness through a daily nutritional supplement regimen.  MusclePharm is sold in over 120 countries and available in over 5,000 U.S. retail outlets, including GNC and Vitamin Shoppe.  MusclePharm products are also sold in over 100 online stores, including bodybuilding.com, Amazon.com and Vitacost.com.  For more information, please visit www.musclepharm.com.

Forward Looking Statements

The information contained herein includes forward-looking statements.  These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements.  Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PR Contact:

Annette Dallavalle
5W Public Relations
(212) 584-4299
adallavalle@5wpr.com